                                                                   EXHIBIT 10.36

         [Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]


                                                                  Contract #3284


         SOFTWARE DEVELOPMENT AND PROCESSING SERVICES AGREEMENT


         This Agreement (the "Agreement"), effective as of January 1, 1992 (the "Effective Date"), is made by and between First Data Resources Inc., a Delaware corporation, having its principal place of business at 7301 Pacific Street, Omaha, Nebraska 68114 ("FDRI"), with one of its business units being Cable Services Group ("CSG"), and Prodigy Services Company, a partnership established under the laws of New York, having its principal place of business at 445 Hamilton Avenue, White Plains, New York 10601 ("PRODIGY").

         WHEREAS, FDRI and PRODIGY (under its former partnership name "TRINTEX") entered into a Software Development and Processing Services Agreement dated May 26, 1987, as amended a First Amendment dated May 1, 1990 (the "Prior Agreement"); and

         WHEREAS, pursuant to the Prior Agreement, FDRI developed, tested, implemented and enhanced a Subscription Management System (the "SMS Product") for PRODIGY capable of obtaining information and billing individuals and entities for subscription to the on-line computer services provided by PRODIGY and used such system to provide processing services to PRODIGY in connection with PRODIGY's member billing operations; and

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         WHEREAS, PRODIGY desires to engage FDRI to continue to provide full life cycle systems development, data processing services and other services for PRODIGY in connection with PRODIGY'S member billing operations and to create a software development team at FDRI dedicated to the development of a Member Administrative System (the "MAS System") for PRODIGY;

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, the parties hereto agree as follows:

1.       SERVICES

1.1      SOFTWARE DEVELOPMENT

1.1.1    The Systems

1.1.1.1 SMS System. The "SMS System" (or "SMS") means the SMS Product as defined in Exhibits 15 and 25, together with those System Enhancements and Maintenance to the SMS Product which FDRI furnishes to PRODIGY from time to time during the term of this Agreement.

          FDRI shall develop, test and implement each SMS System Enhancement and/or Maintenance Change to substantially perform in accordance with this Agreement and the


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          operational guidelines for development and maintenance as set forth in
          Exhibits 1-29. Each SMS System Enhancement and/or Maintenance
          Change shall be jointly prioritized by FDRI and PRODIGY, and implemented in accordance with each SMS Joint Detailed Project Plan that results from Exhibit 1 Section 2 and with the SMS Implementation Plans that result from Exhibit 5 Section 5.


 1.1.1.2 MAS System. The "MAS System" (or "MAS") means and includes all modules and subsystems of the MAS System to be developed and implemented from time to time during the term of this Agreement by FDRI for PRODIGY as described in the MAS Request For Information (Exhibit 20), the MAS Level Zero Requirements Specification Documentation (Exhibit 21) and the MAS Level One Requirements Specification Documentation (Exhibit
          22).

          FDRI shall develop, test and implement each module and subsystem of the MAS System to substantially perform in accordance with this Agreement and the operational guidelines for development and maintenance as set forth in Exhibits 1-29. MAS shall be developed, tested and implemented in modules and subsystems, which shall be jointly prioritized by FDRI and PRODIGY, and implemented in accordance with each MAS Joint Detailed Project Plan that


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          results from Exhibit 1 Section 2 and with the MAS Implementation Plans that result from Exhibit 5 Section 6.

1.1.2 Project Managers and Key Personnel. FDRI and PRODIGY agree to assign and make available one Project Manager each and other key personnel for the duration and completion of the MAS systems development, MAS maintenance, SMS operations, SMS maintenance and MAS operations, under the direction of the Project Managers to ensure the completion of the SMS and MAS projects as specified in the Joint Detailed Project Plan. In the event either or both of the Project Managers or other key personnel are reasonably unavailable to FDRI or PRODIGY during the duration and completion of the above tasks, then FDRI or PRODIGY may assign a new individual upon prior written notice to the other party designating such new individual by name and function. The Project Managers shall be responsible for the day-to-day management and successful completion of the MAS and SMS projects (as set forth in Exhibit 1) and of the Joint Detailed Project Plans required under
          Exhibit 1 Section 2. The Project Managers shall also establish a MAS Design Baseline that shall be mutually agreed to by FDRI and PRODIGY, having been reviewed and approved by appropriate management. The MAS Design Baseline shall consist of the Functional and Data Specifi-cations from the respective Business Area Analysis Units designated by the parties during the Logical Phase of the MAS system


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          development life cycle. The Logical Phase work product deliverables that will define the MAS Design Baseline will be: Process and Data Definitions; Process Decomposition Diagrams (Logical Process Model); Data Flow Diagrams; Entity Relationship Diagrams (Logical Entity Model); and Association Matrices.

1.1.3 Change Control. All proposed changes to SMS and MAS shall be prioritized by PRODIGY; provided, however, that all changes to SMS and/or to the MAS Design Baseline shall be mutually agreed upon and no changes shall be built into either SMS or MAS without prior estimation by FDRI of any cost and/or time frame implementation impact on the respective Joint Detailed Project Plans for SMS and/or MAS; and provided, further, that wherever costs of development or time-frames are at issue, the parties shall negotiate in good faith to reconcile the differences between them to reach, as soon as practicable, a mutually agreeable project plan to accommodate the implementation of any change. Change Control shall be administered for SMS and the MAS Design Baseline according to the methodologies and standards resulting from Exhibit 3 Section 10.

1.1.4     Hardware and Configuration.

1.1.4.1   SMS.  In accordance with the requirements set forth in


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          Exhibit 8, FDRI will provide PRODIGY with an initial description and periodic description updates of the hardware, systems software and associated systems configuration equipment (the "Equipment") necessary to execute SMS in compliance with the performance standards set forth in Article 3 of this Agreement. FDRI and PRODIGY understand and agree that FDRI may, at its sole expense upon notice to PRODIGY, change any such Equipment that is located on FDRI's premises and/or the configuration thereof; provided that such changes shall not alter the scope of the work agreed to by the parties or the work plan therefor. FDRI and PRODIGY also understand and agree that except upon ninety
          (90) days' prior written notice to PRODIGY of its intentions, and PRODIGY's written consent thereto, FDRI will not make any change to its Equipment that will have a material adverse impact on the processing capacity or performance level of SMS.

1.1.4.2   MAS.

               (a) Equipment Located at FDRI's Locations. Upon the completion of the physical design for MAS, in accordance with the requirements set forth in Exhibit 8, FDRI will provide PRODIGY with an initial description and periodic description updates of the Equipment (as that term is defined in Section 1.1.4.1


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               above) necessary to execute MAS in accordance with the
               performance standards set forth in Article 3 of this Agreement. FDRI and PRODIGY understand and agree FDRI may, at its sole expense upon notice to PRODIGY, change any such Equipment that is located on FDRI's premises and/or the configuration thereof; provided that such changes shall not alter the scope of the work agreed to by the parties or the work plan therefor. FDRI and PRODIGY also understand and agree that except upon ninety (90) days' prior written notice to PRODIGY of its intentions, and PRODIGY's written consent thereto, FDRI will not make any change to its Equipment that will have a material adverse impact on the processing capacity or performance level of SMS.

               (b) Equipment Located or PRODIGY's Locations. FDRI and PRODIGY understand and agree that until MAS is more completely designed and FDRI understands which subsystems PRODIGY wishes to run at PRODIGY's locations, FDRI will be unable to tell PRODIGY what Equipment and configurations will be necessary to permit PRODIGY to run each MAS subsystem. FDRI will be able to designate the required Equipment and configurations within a reasonable period of time. PRODIGY understands and agrees that all such Equipment that is located on PRODIGY's premises, or the premises


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               of any designated agent of PRODIGY, will be at PRODIGY's expense.

1.1.5     Responsibilities of FDRI and PRODIGY.

          FDRI and PRODIGY shall develop mutually agreed upon Joint Detailed Project Plans in accordance with Exhibit 1 Section 2, and Implementation Plans for SMS and MAS in accordance with Exhibit 5 Sections 5 and 6 respectively. FDRI will put forth good faith efforts to ensure the quality of SMS and MAS.

1.1.6 Progress Reports and Meetings for SMS and MAS. FDRI and PRODIGY agree to meet regularly as described in Exhibit 1 Section 3 to review progress of the MAS and SMS Systems Development and Maintenance. Such meetings shall be held as needed, but in any event not less frequently than quarterly and shall be documented in writing and signed by the Project Managers, and reflect all questions discussed and decisions made.

1.1.7 SMS Enhancements and Maintenance Team. As of the date of this Agreement, FDRI employs certain individuals (referred to in Exhibit 6 as the "SMS Enhancements and Maintenance Team") who are and/or shall be assigned exclusively to work


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         [Confidential Materials omitted and filed separately with the
       Securities and Exchange Commission. Asterisks denote omissions.]


                                                                 Contract #3284


          on enhancements and maintenance for the SMS Product in the following capacities:

          Personnel                                    Rates/Per Day/Per Person
          One Team Leader (Development Manager)                         [**]
          Two Systems Analysts                                          [**]
          Six Programmers                                               [**]
          One Technical Support Person                                  [**]
          One Product Integrity (Testing/Quality
           Assurance) Person                                            [**]

          FDRI will be responsible for the payment of all salary and benefits for personnel comprising the SMS Enhancements and Maintenance Team. Changes in personnel shall be agreed upon in writing by both Project Managers, as provided below.

          FDRI shall retain the SMS Enhancements and Maintenance Team during the period from January 1, 1992 through December 31, 1995, and PRODIGY shall be responsible for the payment to FDRI of [**] per month to fund such Team upon the submission of monthly invoices by FDRI. During the period between January 1, 1992 and December 31, 1995, FDRI will not substantially change the quality, quantity or skill levels of the SMS Enhancements and Maintenance Team without the prior written consent of PRODIGY. In the event at any time after January 1, 1992


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          PRODIGY desires an increase in personnel for the SMS Enhancements and
          Maintenance Team above the levels designated above in this Section 1.1.7, PRODIGY must provide FDRI written notice of such increase, including the reasons for requiring such increase. All such requests shall designate the job category such personnel should be hired into. FDRI agrees to respond to all such requests promptly, provided, however, that any increase in personnel shall be made only upon FDRI's written consent. Upon FDRI's consent, which shall not be unreasonably withheld or conditioned, FDRI shall use reasonable efforts to staff all such additional personnel. Any additional personnel for the SMS Enhancements and Maintenance Team requested by PRODIGY and agreed to by FDRI will be invoiced to PRODIGY at the rates set forth in this
          Section 1.1.7. Such rates shall not be amended or modified during the Original Term, as defined in Section 7.1 of this Agreement.

1.1.8     MAS Development and Maintenance.

1.1.8.1 MAS System Development. In consideration of the financial and technical resources committed hereunder by PRODIGY for the development/enhancement of SMS, FDRI agrees to provide for the development of MAS a level of support equivalent to that identified in
          Section 1.1.7 above. Therefore, except


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     where otherwise required or permitted under this Section 1.1.8.1, FDRI shall employ, in the requisite positions and at the requisite skill levels, eleven (11) individuals who will be dedicated by FDRI to the development of the MAS System (the "MAS Development Team"). FDRI shall train such persons in the skill sets required for their individual MAS Development tasks, e.g., CASE tools, database design, realtime on-line processing. If
     ----
     necessary, FDRI may contract with third parties to fulfill the required MAS development tasks. In all cases, FDRI will be responsible for the payment of the salaries, benefits and project-related expenses for all personnel comprising the MAS Development Team.

     FDRI will begin employing personnel for the MAS Development Team immediately and will have the eleven (11) individuals employed by no later than December 31, 1992 with the goal of completing the MAS System by December 31, 1995, in accordance with the MAS Joint Detailed Project Plans. If despite FDRI's good faith efforts, satisfactory progress is not being made towards the completion of the MAS System by December 31, 1995, then the representatives for PRODIGY and FDRI designated pursuant to Section 9.9 shall meet and attempt to agree upon such additional measures as may be necessary to achieve completion by the scheduled date of December 31, 1995. If additional personnel are needed for


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     reasons other than as described below, payment of these expenses shall be separately negotiated and agreed upon by the Project Managers and their immediate management and approved by CSG's Vice President Client Services and PRODIGY's Vice President, Systems Operations and Telecommunications.

     FDRI agrees to bear the full responsibility for hiring and funding any additional personnel as may be necessary to achieve the scheduled completion date for MAS as reflected in the initial MAS Design Baseline approved by the parties. If any changes in the MAS Design Baseline which are agreed to by PRODIGY and FDRI pursuant to Section 1.1.3 of this Agreement shall result in the need for any additional personnel, then the funding for such additional personnel shall be determined by mutual agreement of the parties to this Agreement. Notwithstanding the foregoing, if any additional personnel are needed due to changes unilaterally required by PRODIGY either: (i) to accelerate the completion schedule set forth in the MAS Joint Detailed Project Plans, or (ii) to significantly expand the project beyond the scope of the MAS Design Baseline agreed to by the parties, then PRODIGY shall bear the full cost of all personnel added to the project in response to PRODIGY's requirement.


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 1.1.8.2  Ownership of the SMS and MAS Systems.

          (a)    FDRI's Ownership Rights.

          (i) SMS. The SMS System developed by FDRI pursuant to this Agreement shall be the sole and exclusive property of FDRI, and, subject to any rights PRODIGY may have to license such System pursuant to this Agreement, PRODIGY acknowledges and agrees that all rights, title and interests in and to the SMS System, including, without limitation maskworks, firmware, computer programs, algorithms, subroutines, methods, processes, concepts, designs, know-how, techniques, data or other information of or concerning the SMS System are and shall remain the sole and exclusive property of FDRI; provided, however, that any Confidential Information of PRODIGY used by FDRI in developing the SMS System shall be subject to the Confidentiality Agreement between the parties dated June 5, 1986; and provided, further, that during the Original Term and any Renewal Period, FDRI shall not license or sell the SMS System, including any modules or subsystems of the SMS System, nor use the SMS System, or any modules or subsystems thereof, to provide data processing services to any third party that is a direct competitor of PRODIGY in a line of


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     business provided on a commercial basis by PRODIGY, whether on-line or otherwise, domestically or internationally. Except for any patent, copyright, trademark or other proprietary right retained by PRODIGY in any Confidential Information of PRODIGY disclosed to FDRI under the terms of the above-referenced Confidentiality Agreement and used by FDRI to develop the SMS System, FDRI shall be the exclusive owner of all copyrights, patents, patent application rights, corporate name and trademarks embodied in or applicable to or noted in the SMS System or any components or subsystems thereof. In the event of a conflict between this subsection l.1.8.2(a)(i) and any provision of the above-referenced Confidentiality Agreement, the language contained herein shall prevail.

     (ii) MAS. The MAS System developed by FDRI pursuant to this Agreement shall be the sole and exclusive property of FDRI, and, subject to any rights PRODIGY may have to license such System pursuant to this Agreement, PRODIGY acknowledges and agrees that all rights, title and interests in and to the MAS System, including, without limitation maskworks, firmware, computer programs, algorithms, subroutines, methods, concepts, designs, know-how, techniques, data or other information of or concerning the MAS System


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     are and shall remain the sole and exclusive property of FDRI; provided, however, that all Confidential Information of PRODIGY used by FDRI to develop the MAS System shall be subject to the Confidentiality Agreement between the parties dated August 8, 1991; and provided, further, that during the Original Term and any Renewal Period, FDRI shall not license or sell the MAS System, including any modules or subsystems of the MAS System, nor use the MAS System, or any modules or subsystems thereof, to provide data processing services to any third party that is a direct competitor of PRODIGY in a line of business provided on a commercial basis by PRODIGY, whether on-line or otherwise, domestically or internationally. Except for any patent, copyright, trademark or other proprietary right retained by PRODIGY in any Confidential Information of PRODIGY disclosed to FDRI under the terms of the above-referenced Confidentiality Agreement and used by FDRI to develop the MAS System, FDRI shall be the exclusive owner of all copyrights, patents, patent application rights, corporate name and trademarks embodied in or applicable to or noted in the MAS System or any components or subsystems thereof. In the event of a conflict between this subsection 1.1.8.2(a)(ii) and any provision of the above-referenced


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     Confidentiality Agreement, the language contained herein shall prevail.

     (iii) CASE Encyclopedia. The CASE encyclopedia used by FDRI to develop the MAS System (the "CASE Encyclopedia") shall be the sole and exclusive property of FDRI, and, subject to any rights PRODIGY may have to license the CASE Encyclopedia pursuant to this Agreement and any other rights PRODIGY has under this subsection, PRODIGY acknowledges and agrees that all rights, title and interest in and to the CASE Encyclopedia are and shall remain the sole and exclusive property of FDRI.

     FDRI acknowledges and agrees that the CASE Encyclopedia contains data and/or information that describes certain PRODIGY Processes as defined in subsection 1.1.8.2(b). During the term of this Agreement, prior to: (i) using the MAS System (inclusive of the CASE Encyclopedia) to provide data processing services to any third party, or (ii) using the CASE Encyclopedia to generate software code for computer software programs or systems (other than the MAS System) to be used for or by any third party, FDRI will notify PRODIGY, in writing, of its intent to so use the CASE Encyclopedia, and PRODIGY shall be given a reasonable period of time following

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     receipt of such notification, not to exceed fifteen (15) days, in which to designate to FDRI, in writing, those specific PRODIGY Processes identified in the Index referred to in subsection 1.1.8.2(b) (iii) of this Agreement which PRODIGY desires to protect from disclosure to, or use by or for, such third party. Following such designation, FDRI, at its sole expense, shall remove all data and information describing such PRODIGY Processes from the CASE Encyclopedia prior to use for or by the third party in question.

     Within thirty (30) days following the effective date of termination of this Agreement, or the expiration of the Original Term or the Renewal Period, PRODIGY shall designate to FDRI, in writing, those specific PRODIGY Processes identified as the Index referred to in subsection l.1.8.2(b)(iii) which PRODIGY desires to protect from disclosure to, or use by or for, third parties. Following such designation, FDRI, at its sole expense, shall remove all data and information describing such PRODIGY Processes from the CASE Encyclopedia. Following the removal of all data and information describing the PRODIGY Processes designated by PRODIGY, FDRI shall be free to use the MAS System and/or the CASE Encyclopedia without further restriction.


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     (iv) FDRI Processes. FDRI has originally developed certain proprietary processes that have been or will be described in the data and information which forms a part of the CASE Encyclopedia, but excluding any process: (i) mutually recognized by FDRI and PRODIGY under subsection 1.1.8.2(b) as a PRODIGY Process; or (ii) generally known to the public prior to any disclosure by PRODIGY; or (iii) disclosed to PRODIGY by a third party that is rightfully in possession of such information and free of any obligation to maintain its confidentiality at the time of disclosure; or (iv) generally known to PRODIGY prior to its disclosure by PRODIGY (the "FDRI Processes"). All FDRI Processes are subject to the terms of the Confidentiality Agreement between the parties dated August 8, 1991. PRODIGY acknowledges and agrees that [XXXXX] right, title and interest in and to the FDRI Processes, including, without limitation algorithms, methods, concepts, designs, know-how, computer programs, subroutines, techniques, data or other information of or concerning the FDRI Processes, are and shall remain the sole and exclusive property of FDRI. FDRI shall be the exclusive owner of all copyrights or patent or trademark rights available with respect to the FDRI Processes or any components thereof. PRODIGY shall have no proprietary rights in the FDRI Processes other

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     than those expressly granted by FDRI in this Agreement, and, except upon
     FDRI's prior written consent, PRODIGY shall not use the FDRI Processes in any manner other than as expressly provided in this Agreement. In the event of a conflict between this Section 1.1.8.2(a) (iv) and any provision of the above-referenced Confidentiality Agreement, the language contained herein shall prevail.

     (b) PRODIGY's Ownership Rights.

     (i) The PRODIGY Processes. During the term of this Agreement, PRODIGY has and will continue to submit to FDRI certain processes that have been or will be described in the data and information which forms a part of the CASE Encyclopedia, including but not limited to, processes that are generally known to the public. For the purposes of this Agreement, the term "PRODIGY Process" shall each process described in the data and information contained in the CASE Encyclopedia that has been originally developed by PRODIGY, and which, the parties agree: (A) has a specific applicability to the conduct of PRODIGY's business that is or will be recognized in the design and/or operation of the MAS System, as developed; and (B) is not normally or routinely used by other businesses.


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     (ii) Designation of the PRODIGY Processes. During the term of this
     Agreement, PRODIGY will notify FDRI, in writing, of its intent to designate a particular process as a PRODIGY Process. FDRI shall be given thirty (30) days following receipt of such notification to contest the proposed designation and to explain why FDRI believes that the process in question does not constitute a PRODIGY Process. If FDRI does not respond within the required time period, then FDRI shall be deemed to have agreed that the process is a PRODIGY Process and the process shall be so identified. If FDRI timely responds to PRODIGY's notice, then the designated representatives of PRODIGY and FDRI shall negotiate in good faith to resolve the issue as soon as practicable. If the parties are unable to reconcile their differences within fifteen (15) days following FDRI's timely response to PRODIGY, then the matter shall be escalated to the respective functional vice presidents of the parties. If these individuals are unable to agree on the characterization of the process at issue within ten (10) days after the matter has been escalated to them, then the matter will be settled by binding arbitration conducted before a single arbitrator at a time and place mutually agreed to by the parties. Such arbitrator shall be a person who is knowledgeable in the field of computer software


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                         development and intellectual property rights, and
                         acceptable to both parties. The decision of such arbitrator shall be binding upon the parties. Each party will bear its own costs and expenses, including fees and expenses of counsel, if any, associated with the arbitration.



                         (iii) Index of the PRODIGY Processes. At any time during the term of this Agreement, PRODIGY may choose to remove the PRODIGY Process designation from any process for any reason, either upon FDRI's request or at its own discretion. The parties shall attach as an appendix to this Agreement an Index listing all processes currently designated as PRODIGY Processes, which Index shall be subject to change from time to time to reflect the procedures set forth herein.



                         (iv) Ownership of the PRODIGY Processes. All PRODIGY Processes, and related written documentation, shall be marked as PRODIGY "Confidential" or "Proprietary" and provided to FDRI under the terms of the Confidentiality Agreement between the parties dated August 8, 1991. Subject to the rights of FDRI to describe the PRODIGY Processes in the CASE Encyclopedia and to use the PRODIGY Processes to develop the MAS System, FDRI acknowledges and agrees that all right, title and


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                         interest in and to the Processes, including, without
                         limitation algorithms, methods, concepts, designs, know-how, techniques, data or other information of or concerning the Processes, are and shall remain the sole and exclusive property of PRODIGY. PRODIGY shall be the exclusive owner of all copyrights or patent or trademark rights available with respect to the PRODIGY Processes or any components thereof. FDRI shall have no proprietary rights in the PRODIGY Processes other than those expressly granted by PRODIGY in this Agreement. In the event of a conflict between this Section 1.1.8.2(b) (iv) and any provision of the above-referenced Confidentiality Agreement, the language contained herein shall prevail.


1.3 Travel Expenses. Travel expenses required for either SMS or MAS shall be handled as follows: travel expenses incurred for air fare and lodging by FDRI up to $25,000.00 per calendar year shall be at FDRI's sole expense. Any travel required by FDRI above $25,000.00 in any calendar year shall be billable to PRODIGY. PRODIGY must approve any travel in excess of $25,000.00 in any calendar year. FDRI will report travel expenses to PRODIGY monthly. The Vice President of Client Services, the General Manager of SMS/MAS, the MAS Software Development Manager and all FDRI and/or CSG staff sent for non-development purposes shall be exempt from above


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          travel criteria; the travel expenses for these individuals shall be the sole responsibility of FDRI.



1.1.10 Termination of Prior Agreement. The Prior Agreement shall terminate as of the effective date of this Agreement.



1.2       PROCESSING SERVICES



1.2.1 Description of Processing Services. FDRI shall perform data processing and other services for PRODIGY in connection with PRODIGY's member billing operations. The processing services to be made available to PRODIGY by FDRI shall include the services for SMS as described in Exhibits 15 and 17, and such services as shall be provided via the MAS System as developed by FDRI in accordance with the specifications set forth in Exhibits 20, 21 and 22.



1.2.2 Telecommunications. The processing services to be provided to PRODIGY hereunder shall be delivered through a "gateway" connection between the FDRI and PRODIGY systems (and the systems of PRODIGY's sub-contractors and agents, as appropriate). Accordingly, FDRI shall provide access to PRODIGY, at the FDRI data processing facility, to telecommunications lines owned or leased by PRODIGY (at least one operating line and one testing line), and, subject


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          to approval by the FDRI technical staff (which approval shall not be unreasonably withheld, conditioned or delayed), to telecommunications lines owned or leased by PRODIGY's subcontractors or designated agents. Any modem(s) or other specialized telecommunications equipment designated by PRODIGY for location at the FDRI data center and dedicated to communications for PRODIGY shall be installed and maintained by FDRI or its designated agents at PRODIGY's expense with the prior written approval by PRODIGY. In all cases, PRODIGY shall bear the cost of repairs to its modems and owned or leased telecommunications lines, absent damage due to FDRI's negligence or willful misconduct.


          All telecommunications equipment referred to above will be configured initially as set forth in Exhibit 8.



1.2.3 Security. FDRI shall maintain the necessary levels of security precautions to ensure at least the following, in accordance with
          Exhibit 14:

                                Physical Site Security

                                Systems Security

                                Applications Security

                                Data Security

                                User Security

                                Audit Trails

                                Privacy of Member Data


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1.2.4     Disaster Recovery. Prior to the end of the first calendar quarter of
          1993, FDRI shall have in place a new Disaster Recovery Plan that will provide a connection at the Business Recovery Center for a tele-communications line (owned or leased by PRODIGY or PRODIGY's subcontractor or designated agent) to PRODIGY's network. The new Plan shall provide protection substantially similar to that provided under FDRI's existing Disaster Recovery Plan, described in Exhibit 16.



1.2.5 Maintenance. During any period in which FDRI runs the SMS and/or MAS Systems on its own hardware on behalf of PRODIGY, FDRI shall, at no additional charge, provide maintenance and troubleshooting with regard to any defects in the SMS or MAS Systems.



          During any period in which FDRI runs the SMS and/or MAS Systems on its own hardware on behalf of PRODIGY -- FDRI shall, at no additional charge, incorporate all SMS and/or MAS System enhancements, maintenance, corrections and production fixes made by FDRI, and shall update and provide to PRODIGY all User Guide and technical documentation on a prompt and regular schedule and in any event not less than semiannually. Hard copy notifications (via bulletins) of the changes, as well as on-line help, shall be made available to PRODIGY for use upon implementation of said


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          changes. In addition, FDRI shall make updated Systems Operations documentation available for PRODIGY's use upon change implementation.


          FDRI will assist in troubleshooting any problems detected either by FDRI or PRODIGY (or PRODIGY's designated subcontractor's or agent's) with the gateway connection to the Systems, and assist PRODIGY in implementing preventative or corrective measures, agreed to in advance by PRODIGY, at PRODIGY's expense; provided, however, that the problem is not attributable to the Systems, or to procedural errors caused by or under the control of FDRI, or to FDRI's computer or telecommunications equipment, in which case the necessary maintenance shall be performed at FDRI's expense. If PRODIGY elects to run on computers owned or leased by PRODIGY certain MAS such systems developed by FDRI, PRODIGY shall be responsible for any additional maintenance costs that may arise because such subsystems are no longer located on FDRI computers.


1.2.6 Audit Rights. FDRI shall maintain for a period of four (4) years after the end of each Processing Year, documentation of sufficient detail to enable PRODIGY to verify all charges and all services provided to PRODIGY under the terms of this Agreement during said Processing Year. In addition, CSG agrees to maintain for ninety (90) days after the conclusion


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          of any month evaluated the data used to document the performance standard results specified in Section 3.1.2 below, and to retain summary performance standard results for one (1) year after the conclusion of any month evaluated. PRODIGY shall have the right, at PRODIGY's cost and expense, upon sixty (60) days' prior written notice, to use internal or external auditors, during FDRI's normal business hours, to review such data and all operations and records relating to FDRI's performance under this Agreement. FDRI shall cooperate fully with any such audits, which shall not be conducted more frequently than once per year. If such an audit discloses an overcharge by FDRI, or failure by FDRI to remit a performance failure credit, of more than $10,000, FDRI shall reimburse PRODIGY for the cost of the audit, and shall be liable to PRODIGY for the overcharges and performance failure credit together with interest on such overage or unremitted credit at the rate of twelve percent (12%) per year.



2.        COST OF PERFORMANCE AND PAYMENT



2.1       PROCESSING SERVICES



2.1.1 Prices. The prices for processing services performed under this Agreement are set forth in this Article and Exhibit 17.


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2.1.2     Price Increases. For each Processing Year after the first Processing
          Year, during the Original Term and any Renewal Period, FDRI shall be allowed to increase the prices charged during the immediately preceding Processing Year for Ancillary Fees, which, for the purposes of this Agreement, shall mean the fees charged for those items listed under the heading "Ancillary Fees" in Exhibit 17 Section 3. Such Ancillary Fees may be increased annually by an amount equal to the rate of change in the CPI for such immediately preceding Processing Year; provided that if the rate of change in the CPI is less than two percent (2%), FDRI shall be permitted to raise such prices by two percent (2%); and further provided that if the rate of change in the CPI is greater than seven percent (7%), FDRI shall be permitted to raise such prices by seven percent (7%). For the purposes of this
          Section 2.1.2, the percentage change in the CPI during a Processing Year shall be calculated by subtracting the CPI for the September immediately preceding a Processing Year (the "Base CPI") from the CPI for September of the Processing Year, multiplying by 100 and dividing the result by the Base CPI.



          For the purpose of this calculation "CPI" shall mean the Consumer Price Index for all Urban Consumers as published by the U.S. Department of Labor's Bureau of Labor Statistics (1967=100).

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2.1.3     Postage. FDRI agrees to purchase the postage required to mail account statements, past due notices, letters and other materials mailed by FDRI on behalf of PRODIGY. The amount charged by FDRI while this Agreement is in effect will be (i) the then-current first-class postal rate for each piece of mail not qualifying for the presorted rebate or (ii) the regular first class mail charge less a discount of $.042 per piece for each piece qualifying for the presorted discount. If the discount allowed by the U.S. Postal Service for mail qualifying for a pre-sorted discount shall change, PRODIGY and FDRI shall negotiate a revised discount taking into account the amount of the change and FDRI expenses in obtaining such discount. PRODIGY agrees to establish and maintain a deposit with FDRI equal to the monthly estimated expenses for postage. FDRI shall estimate the amount of these fees for each month based upon the projected volume of services involving postage to be performed by FDRI during the following processing month. FDRI shall, from time to time, based upon the actual postage paid by PRODIGY during the most recent month, request that PRODIGY add additional amounts to this deposit if the quantity of postage required increases and shall allow PRODIGY to decrease the deposit if the quantity of postage required decreases. Upon the expiration or termination of this Agreement, this deposit shall be returned to PRODIGY; except that any interest


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          earned on this deposit while it is maintained with FDRI, shall be retained by FDRI.

          FDRI will charge PRODIGY for all pieces of mail sorted and bundled in ZIP Code order, at the rate of $.0046 per piece, with an additional charge of $.0064 per piece for each piece which qualifies for the presorted discount.

2.1.4 Data Exchange. PRODIGY, FDRI and third parties designated by PRODIGY, may exchange information by magnetic tapes/cartridges/disks, tape transmission units in computer-to-computer transmission. PRODIGY shall pay all costs of delivery service if magnetic tape/cartridges are shipped to FDRI's data center. FDRI may charge PRODIGY for tape handling, at the rates shown in Exhibit 17, for magnetic tape/ cartridges/disks delivered to PRODIGY or third parties designated by PRODIGY.

2.1.5 Courier Expenses. PRODIGY shall pay only for the courier expenses associated with the transportation of special requests of reports and documents from PRODIGY to FDRI and when requested by PRODIGY, from FDRI to PRODIGY. PRODIGY shall retain the right to investigate, and with FDRI implement, automated alternatives for the transfer of special request and standard reports and documents between the parties.

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 2.1.6           Change orders. Day-to-day operational changes in the processing services specified in Exhibit 15 and otherwise provided for under this Agreement (e.g., print suppression; operational
                                       ----
                 schedule changes) may only be made with approval of the Project Managers. Substantial changes in the processing services provided under this Agreement (e.g., eliminating the microfiche
                                                ----
                 provided for in Exhibit 17; processing changes requiring coding) may only be made by written amendment hereto.

 2.1.7 Third Party Access. FDRI shall allow third parties access to member, order and account information for the purpose of verifying PRODIGY'S data, as requested by PRODIGY and at PRODIGY's expense, subject to procedures agreed upon between the parties and in accordance with PRODIGY'S Policy on Protecting Member Privacy as set forth in Exhibit 14 Section 5.

 2.2             PAYMENT

 2.2.1 Invoices. PRODIGY agrees to pay FDRI monthly for services provided and charges incurred pursuant to this Agreement and for reimbursement of expenses permitted and agreed to by PRODIGY under this Agreement. FDRI shall provide PRODIGY with a single monthly itemized invoice with appropriate documentation and support for all amounts due


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                 from PRODIGY under this Agreement. Such invoices shall be paid by PRODIGY within thirty (30) days of the invoice's receipt by PRODIGY; provided that all invoices shall be deemed received by PRODIGY on the first business day after Such invoices are delivered by FDRI to a reputable overnight delivery service properly addressed and marked for next-day delivery. If payment has not been received by FDRI within thirty (30) days following PRODIGY's receipt of invoice, then there shall be a late charge equal to twelve percent (12%) per year on the unpaid balance for the period of time from the expiration of such thirty (30) days until payment is received by FDRI.

                 In the event that PRODIGY, in good faith, reasonably disputes any charges on any invoice, the parties shall make reasonable efforts to resolve such disputes. PRODIGY shall not be obligated to remit any late charges for any disputed items; provided, however, that PRODIGY agrees promptly to remit all amounts set forth on the invoices provided by FDRI pursuant to this Section 2.2.1 that are not disputed by PRODIGY. Amounts in reasonable dispute that cannot be resolved in time to avoid a late charge, will be deducted from each invoice and be rebilled by FDRI.

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 2.2.2           Termination.

 2.2.2.1 PRODIGY may cause this Agreement to terminate at the end of the Original Term (as that term is defined in Section 7.1 below) upon written notice to FDRI given at any time prior to June 30, 1996.

 2.2.2.2 PRODIGY may terminate this Agreement immediately upon written notice to FDRI in the event that: (i) in accordance with
                 Section 3.1.1(c) FDRI's failure perform in accordance with any 3 of the performance standards identified as "Critical" in
                 Section 3.1.1 results in a 50% reduction in PRODIGY'S processing services bills; and (ii) such 50% reduction remains in effect for nine or more consecutive calendar months. If this Agreement is terminated pursuant to this Section 2.2.2.2, PRODIGY's sole and total financial liability to FDRI shall be as set forth in Section 2.2.3 below.

 2.2.2.3 FDRI may terminate this Agreement for material breach of this Agreement by PRODIGY on ninety (90) days' prior written notice to PRODIGY, which notice shall specify the term or terms allegedly breached; provided, however, that if PRODIGY shall cure and remedy such breach within such ninety (90) day period, such notice of termination shall be null and


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                 void, and this Agreement shall continue in full force and
                 affect.

 2.2.2.4 Either party may terminate this Agreement upon written notice to the other party if the other party suffers an insolvency proceeding, either voluntary or involuntary, or is adjudicated bankrupt or makes an assignment for the benefit it of creditors.

 2.2.2.5         No termination of this Agreement under Section 2.2.2.3 or
                 2.2.2.4 shall relieve either party from liability for the performance of its obligations arising prior to such termination, nor shall such termination supersede, nullify or otherwise adversely effect any other rights or remedies the terminating party may have available to it at law or in equity.

 2.2.2.6 Except where the context expressly provides to the contrary, Sections 1.1.8.2, 1.2.6, 2.2.1, 2.2.2.5, 2.2.3, 4.1.3, 6.1,
                 6.4, 8.1 and 9.5 shall survive the expiration or termination of this Agreement.

 2.2.3 Minimum. PRODIGY agrees that during each Processing Year of the Original Term and any Renewal Period, PRODIGY shall pay, or be responsible for payment of, Processing Fees to FDRI in an amount equal to at least seventy-five percent

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                 (75%) of the Processing Fees paid to FDRI for the processing services provided to PRODIGY under this Agreement during the immediately preceding Processing Year ("Minimum Fees"); provided that for Processing Year 1 such minimum amount shall equal at least seventy-five percent (75%) of the Processing Fees paid by PRODIGY under the Prior Agreement for processing services rendered by FDRI during the period from January 1, 1991 through December 31, 1991. The term "Processing Fees" shall include only those amounts specifically described as processing fees in Exhibit 17 Section 1. In the event PRODIGY terminates this Agreement up to Section 2.2.2.2, PRODIGY shall not be required to pay Minimum Fees with respect to any Processing Years or portions thereof which remain in the Original Term or, if applicable, the Renewal Period, provided that, if this Agreement is terminated at a time other than the end of a Processing Year, the Minimum Fees for the Processing Year in which termination occurs shall be prorated by multiplying the Minimum Fees otherwise applicable for such Processing Year by a fraction the numerator of which is the number of days between the beginning of the Processing Year and the date of termination and the denominator of which is 365. Any amount of Minimum Fees which remains unpaid for any Processing Year, or portion thereof, shall be paid to FDRI notwithstanding the termination of this Agreement.

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 3.1             PERFORMANCE STANDARDS - SMS and MAS

 3.1.1 FDRI Responsibilities. FDRI shall maintain the computer capacity and staff necessary to provide services in accordance with the performance standards set forth in this Article 3 (NOTE: Unless otherwise stated, all attainment measurements to be calculated based on calendar days in a calendar month):

                    (a) As measured by the FDRI host computer, on-line system downtime shall not exceed [**] during the period from 6:00 a.m. to 3:00 a.m. Central Time for any calendar month. For purposes of this item (a), downtime does not include telecommunications lines or individual terminals, controllers or modems on PRODIGY property. (Critical) (NOTE: for the purposes of the provisions of this Section 3.1.1, "on-line system" shall mean a system in which the input data enters the computer directly from the point of origin (e.g.,
                                                                           ----
                    computer terminal or workstation) and the output is transmitted directly to its ultimate destination (e.g.,
                                                                      ----
                    computer terminal or workstation) without any intermediate stops or manual intervention.

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                         (b) The FDRI on-line system shall not experience more
                         than [**] downtime occurrences during a calendar month. This downtime does not include FDRI nightly downtime to update the data base or any scheduled off-hours maintenance. (Critical)

                         (c) The on-line system shall be updated with batch monetary and non-monetary transactions by 6:00 a.m. Central Time next business day [**] of the time and by 6:00 a.m. the second business day [**] of the time. (Critical)

                         (d) All daily reports printing at the local business sites shall be available to begin printing by 6:00 a.m. Central Time [**] of the time and by 6:00 a.m. the following day [**] of the time.

                         (e) Statement mailings shall be completed and mailed [**] of the time within five (5) business days following applicable cycle completion and [**] of the time within seven (7)

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                      business days following applicable cycle completion.
                      (Critical)

                      (f) Delinquency notices shall be mailed [**] of the time within five (5) business days following applicable cycle completion and [**] of the time within seven (7) business days following applicable cycle completion.

                      (g) Computer letters shall be mailed [**] of the time Within three (3) business days following applicable cycle completion and [**] of the time within five (5) business days following applicable cycle completion. FDRI shall require at least five (5) days notice to meet this guideline with respect to one-time mailings of more than fifty thousand (50,000) letters.

                      (h) Account Holder create/update and monetary transactions provided to FDRI on magnetic tape or computer-to-computer transmissions, if received at FDRI by 6:00 p.m. Central Time, shall be posted to the

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                                                                  Contract #3284

                      appropriate accounts on the date of receipt [**] of the time and [**] of the time by the completion of the next day's cycle. (Critical)

                      (i) Statement (billing transactions) transmissions to credit card processors or to electronic funds transfer ("EFT") processing shall be sent to the prescribed location one (1) business day after the completion of that day's cycle [**] of the time, and [**] of the time by the end of the second business day after the completion of the original cycle date. (Critical)

                      (j) Account Holder create/update transactions and transaction history to PRODIGY-designated third parties or to PRODIGY shall be sent to the prescribed location one business day after the completion of that day's cycle [**] of the time, and [**] of the time by the end of the

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                      second business day after the completion of the original
                      cycle date.

                      (k) As measured by the FDRI host computer, on-line system response time shall average three (3) seconds or less
                      [**] of the time. (Critical) This response time is based on all categories of transactions existing as of Effective Date. From and after the Effective Date any new transaction developed on either SMS or MAS that exceeds three (3) seconds will be measured and reported separately when such new transaction is still in the Design Phase of the Systems Development Cycle, and will be covered by a separate response time agreement negotiated in good faith by the parties based on the requirements of that transaction.

                      On-line system response time shall mean the time between the receipt of a transaction (including without limitation real-time inquiries and updates) to the on-line system at the FDRI data center and the delivery of the response to the communications network at the FDRI data center.

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3.1.2     SMS and MAS Performance Reporting and Remedies.

               (a) During each calendar month, FDRI agrees to provide PRODIGY with a monthly report listing the performance standards set forth in this Article 3 and FDRI's performance during the just concluded calendar month relative to those performance standards. Within fifteen (15) business days after the end of said calendar month, FDRI shall then review this report with PRODIGY. Included in each such report shall be an analysis of the data used to derive FDRI's performance experience.

               (b) If FDRI fails [**] to perform in accordance with any 3 of the performance standards set forth in Section 3.1.1 and not identified as "critical," FDRI shall credit PRODIGY with a [**] reduction on its bill for processing services during the [**] such month. If such failure continues with respect to such standards for a [**] such month, FDRI shall credit PRODIGY with a [**] reduction on its bill for processing services during such [**] month. If such failure continues with respect to such standards for a [**] such month, FDRI shall credit PRODIGY with a [**] reduction on its bill for processing services


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               during such [**] month. If such failure continues with respect to such standards for a [**] such month, FDRI shall credit PRODIGY with a [**] reduction on its bill for processing services during such [**] month and on the processing services bills for any and all consecutive, succeeding months in which such failure continues.

               (c) If FDRI fails [**] to perform in accordance with any 3 of the performance standards set forth in Section 3.1.1 and identified as "Critical", FDRI shall credit PRODIGY with a [**] reduction on its bill for processing services during the [**] such month. Continuous failure in any and all consecutive, succeeding months shall result in a [**] reduction on the applicable bill(s) for processing services until the failure is rectified.

               (d) FDRI's failure to meet a performance standard due to any cause beyond its reasonable control and not unique to FDRI such as, but not limited to, the malfunction or failure of any entity from which FDRI must obtain information or have electronic contact in order to perform the services set forth in this Agreement shall not be considered to be a


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               failure for which FDRI shall be responsible under this Agreement.

               (e) PRODIGY agrees that due to the difficulty of determining and calculating its damages upon FDRI's failure to perform in accordance with the performance standards included in this
               Article 3, the remedies set forth in this Article 3 and Section
               2.2.2.2 of this Agreement shall be PRODIGY's sole and exclusive remedies, and PRODIGY hereby elects to waive any and all other remedies to which PRODIGY may be entitled under this Agreement, for any claim based on FDRI's failure to perform in accordance with such performance standards.

3.1.3 Disputes. In the event that the Project Managers and their immediate management cannot resolve disputes within five (5) business days, this shall be so documented and escalated to CSG's Vice President Client Services and PRODIGY's Vice President Systems Operations and Telecom-munications for resolution by the tenth business day. It shall be the duty of the Project Managers, their immediate management and CSG's Vice President Client Services and PRODIGY's Vice President Systems Operations and Telecommunications to take the necessary action to resolve any such dispute immediately.


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4.        LICENSE OF SOFTWARE

4.1.1 License for MAS System. During the term of this Agreement, PRODIGY may elect to run certain completed Offer Interface and Order modules and/or subsystems of the MAS System on computers owned or leased by PRODIGY. PRODIGY shall provide FDRI with 60 calendar days written notice of its desire to obtain a license from FDRI for a completed Offer Interface or Order subsystem or module of the MAS System. Within 20 calendar days after receiving written notice from PRODIGY of its desire to license one or more specifically-identified completed Offer Interface or Order subsystems and/or modules, FDRI shall grant PRODIGY a non-exclusive, royalty-free license in the form of the license agreement attached as Exhibit 18, to use such subsystem(s) and/or module(s) and related technical and user documentation for so long as FDRI continues to provide processing services to PRODIGY pursuant to this Agreement; provided that prior to the commencement of PRODIGY's use of any such subsystem or module to perform services contemplated by this Agreement, FDRI and PRODIGY shall jointly agree upon methods and maintenance requirements (including, without limitation, maintenance costs) for such subsystem or module, and shall agree upon the coordination of any information or data which must be transferred between FDRI and PRODIGY to permit the use of such subsystem or module in conjunction with the


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          remaining subsystems/modules of the MAS System. PRODIGY shall be responsible for such additional costs to FDRI directly related to the transfer of such subsystem(s) or module(s) to computers owned or leased by PRODIGY, provided that such costs are supported by reasonable documentation. Except as set forth in the immediately preceding sentence, no grant of a license by FDRI to PRODIGY under this Section 4.1.1 or use of the software by PRODIGY to run certain Offer Interface or Order subsystems and/or modules of the MAS System on computers owned or leased by PRODIGY shall eliminate, change or reduce the Processing Fees payable to FDRI pursuant to this Agreement during any Processing Year of the Original Term or the Renewal Period.

4.1.2 License for SMS System. During the term of this Agreement, PRODIGY may elect to run certain completed Offer Interface and Order modules and/ or subsystems of the SMS System on computers owned or leased by PRODIGY. PRODIGY shall provide FDRI with 60 calendar days written notice of its desire to obtain a license from FDRI for a completed Offer Interface or Order subsystem or module of the SMS System. Within 20 calendar days after receiving written notice from PRODIGY of its desire to license one or more specifically-identified completed Offer Interface or Order subsystems and/or modules, FDRI shall grant PRODIGY a non-exclusive, royalty-free license in the form of the license agreement


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          attached as Exhibit 19, to use such subsystem(s) and/or module(s) and related technical and user documentation for so long as FDRI continues to provide processing services to PRODIGY pursuant to this Agreement; provided that prior to the commencement of PRODIGY's use of any such subsystem or module to perform services contemplated by this Agreement, FDRI and PRODIGY shall jointly agree upon methods and maintenance requirements (including, without limitation, maintenance costs) for such subsystem or module, and shall agree upon the coordination of any information or data which must be transferred between FDRI and PRODIGY to permit the use of such subsystem or module in conjunction with the remaining subsystems/modules of the SMS System. PRODIGY shall be responsible for such additional costs to FDRI directly related to the transfer of such subsystem(s) or module(s) to computers owned or leased by PRODIGY, provided that such costs are supported by reasonable documentation. Except as set forth in the immediately preceding sentence, no grant of a license by FDRI to PRODIGY under this Section 4.1.2 or use of the software by PRODIGY to run certain Offer Interface or Order subsystems and/or modules of the SMS System on computers owned or leased by PRODIGY shall eliminate, change or reduce the Processing Fees payable to FDRI pursuant to this Agreement during any Processing Year of the Original Term or the Renewal Period.


                                        46                          CONFIDENTIAL

         [Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]


                                                                 Contract #3284



4.1.3     Options for FDRI System License.


               (a) If at the end of the Renewal Period, FDRI and PRODIGY are unable to agree upon a new processing agreement, PRODIGY shall have the option to acquire a license to use the System which FDRI is then using to supply PRODIGY services under the terms and conditions of this Agreement for a one time license fee of [**]. If PRODIGY elects to terminate this Agreement as of the end of the Original Term, as provided in Section 2.2.2.1, or to terminate this Agreement prior to the end of the Original Term pursuant to Section 2.2.2.2, PRODIGY shall have the option to acquire a license, as of the effective date of termination, to use the System which FDRI is then using to supply PRODIGY services under the terms and conditions of this Agreement for a one time license fee of [**]. In each case, the license agreement shall be in the form of Exhibit 23 to this Agreement and shall grant PRODIGY a perpetual, non-exclusive license and right to use such System, including the CASE Encyclopedia, at PRODIGY's computer facilities to furnish PRODIGY with a data processing system for PRODIGY's own operation.



                                        47                        CONFIDENTIAL

         [Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]


                                                                 Contract #3284



               (b) If: (i) FDRI and PRODIGY are unable to agree upon a new processing agreement at the end of the Renewal Period, or (ii) PRODIGY elects to terminate this Agreement as of the end of the Original Term as provided in Section 2.2.2.1, or (iii) PRODIGY terminates this Agreement prior to the end of the Original Term pursuant to Section 2.2.2.2, then PRODIGY shall have the option to acquire a license, as of the effective date of expiration or termination as the case may be, to use the System which FDRI is then using to supply PRODIGY services under the terms and conditions of this Agreement for a one time license fee of [**]. The license agreement shall be in the form of Exhibit 23 to this Agreement and shall grant PRODIGY a perpetual, non-exclusive license and right to use such System, including the CASE Encyclopedia, at PRODIGY's computer facilities to furnish PRODIGY with a data processing system for PRODIGY's own operations. In addition, by its terms, the license shall prohibit FDRI, for a period of five (5) years following the date that such license enters into effect, from using such System to provide data processing services to any third party that is a direct competitor of PRODIGY in any line of business provided on a commercial basis by PRODIGY, whether on-line or otherwise, domestically or internationally.



                                        48                         CONFIDENTIAL
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                                                               Contract #3284



               (c) It is understood that PRODIGY shall use any System licensed to PRODIGY pursuant to Section 4.1.3(a) or 4.1.3(b) at its computing facilities only on its owned, leased or operated computers. PRODIGY agrees to hold in confidence the design and documentation of such programs and to use the same only in the conduct of PRODIGY's business. PRODIGY may disclose such programs or any documentation related to such programs to an auditor or consultant selected by PRODIGY, provided that FDRI is assured by PRODIGY that such disclosure shall be made pursuant to confidentiality agreements as required by the license agreement attached as Exhibit 23. The intent of this Section 4.1.3(c) is to allow PRODIGY to perform its own data processing and record keeping, on its owned, leased or operated equipment, but not to allow PRODIGY to use the license for the programs developed by FDRI to go into business as a service bureau in direct competition with FDRI in FDRI's business of providing data processing services for subscriber billing or franchise operations.

               (d) In the event PRODIGY exercises any option under Section 4.1.3(a) or 4.1.3(b) to acquire a license to use the System which FDRI is then using to supply services to PRODIGY under the terms and conditions of this Agreement, FDRI shall grant the license rights


                                        49                        CONFIDENTIAL
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                                                                  Contract #3284


               described therein and shall provide full cooperation to assure a smooth transition to PRODIGY's operation of the applicable System without interruption to PRODIGY's member billing operations.


5.        LIABILITY


5.1 Liability of FDRI. FDRI shall use due diligence in processing the materials received from PRODIGY, and the performance by FDRI under each provision of this Agreement shall be consistent with current industry standards and established internal quality standards, as applicable to similar functions; provided that in the event that any such industry or internal standard is lower than any analogous performance or internal quality standard set forth in the Exhibits of this Agreement, the latter shall supersede the former as respects FDRI's performance under this Agreement. FDRI shall indemnify PRODIGY against any and all liability, loss or damage PRODIGY may suffer as a result of claims, demands, costs or judgments against PRODIGY arising out of FDRI's negligent performance under any provision of this Agreement (except for FDRI's breach of Section 6.1.1); provided, that FDRI's obligation to indemnify PRODIGY as aforesaid shall be limited to:



                                        50                         CONFIDENTIAL
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                                                                  Contract #3284

     (a) The actual cost of reprocessing to correct any such negligent performance;

     (b) The actual net revenue or profit lost by PRODIGY resulting directly from the negligent performance; and

     (c) The additional expenses caused by such negligent performance is incurred by PRODIGY in maintaining its operation as nearly normal as possible (normal shall mean conditions as they would have existed if no negligent performance had occurred).

In no event shall, however, shall FDRI's cumulative liability to PRODIGY during any one Processing Year under any provision of this Agreement exceed the amount of the Processing Fees paid by PRODIGY to FDRI pursuant to this Agreement for processing services provided in the immediately preceding Processing Year; except that during the first Processing Year, said liability limit shall in no event exceed the amount of Processing Fees paid for processing services provided during the period from January 1, 1991 through December 31, 1991, pursuant to the Prior Agreement. FDRI shall in no event be obligated for any exemplary or punitive damages.

                                       51                           CONFIDENTIAL
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                                                                  Contract #3284

5.2 Liability of PRODIGY. PRODIGY shall indemnify and hold harmless FDRI and its employees from and against all claims, damages, losses and expenses arising out of FDRI's performance under any provision of this Agreement, to the extent that such claim, damage, loss or expense is caused by the negligence of PRODIGY, or employees of PRODIGY. PRODIGY shall have no obligation to indemnify FDRI against any liability, loss or damage FDRI might suffer arising out of FDRI's negligent performance under any provision of this Agreement.

5.3 Force Majeure. If the performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident; strikes or labor disputes; war or other violence; any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental agency; or any other act or condition whatsoever beyond the reasonable control of the parties hereto, excluding weather conditions other than catastrophic weather conditions, the party whose performance is so affected, upon giving prompt notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference; provided, however, that the party so affected shall take all reasonable steps to avoid or remove such causes of

                                       52                           CONFIDENTIAL
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                                                                  Contract #3284


     nonperformance and shall immediately continue performance hereunder whenever such causes are removed.

6.   WARRANTIES AND REPRESENTATION

6.1 Original Development. FDRI represents and warrants that the SMS and MAS Systems produced hereunder shall be of original development by FDRI, and shall be specifically developed for the fulfillment of this Agreement and shall not infringe upon or violate any United States patent, United States copyright, trade secret or other proprietary right of any third party, provided that PRODIGY acknowledges that certain licenses, as set forth on
     Exhibit 29, were used by FDRI in the development of the SMS and MAS Systems, and such licenses may be required to use the SMS and MAS Systems if PRODIGY acquires a license from FDRI pursuant to Section 4.1.1, 4.1.2 or
     4.1.3 of this Agreement. FDRI shall indemnify and hold PRODIGY harmless from and against any loss, cost, liability or expense (including reasonable attorneys' fees) arising out of any breach or claimed breach of this warranty, provided that PRODIGY promptly notifies FDRI of any claim made to PRODIGY hereunder and provides FDRI with an opportunity to control the defense of the action and all negotiations for settlement or compromise.

                                       53                           CONFIDENTIAL
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                                                                  Contract #3284

6.2 Performance. FDRI represents and warrants that, as developed and accepted under this Agreement, the SMS System Enhancements and Maintenance Changes and the MAS System shall substantially perform in accordance with all applicable Exhibits and shall be free of any defects which substantially affect the performance of the SMS System, as developed under the Prior Agreement. FDRI represents and warrants that those MAS System Enhancements developed by FDRI in furtherance of this Agreement shall be free of any defects which substantially affect the performance of the SMS System, as updated by the SMS System Enhancements.

6.3 Notification. PRODIGY will use reasonable efforts during the period within ninety (90) days after the release of the SMS System Enhancements and/or Maintenance Changes and/or any subsystem of the MAS System to discover any defects. At any time during the period when FDRI is operating the Systems on behalf of PRODIGY, or when PRODIGY is operating one or more subsystems as provided in Sections 4.1.1 or 4.1.2, PRODIGY shall promptly notify FDRI of any defects it discovers and FDRI shall promptly and diligently attempt to remedy such defects in furtherance of its maintenance obligations under
     Section 1.2.5 of this Agreement.

                                       54                           CONFIDENTIAL

                                                                 Contract #3284


6.4  Limitation of FDRI Warranties. THE WARRANTIES SET FORTH IN SECTIONS 6.1,
     6.2 AND 6.3 HEREOF ARE LIMITED WARRANTIES AND THEY ARE THE ONLY WARRANTIES MADE BY FDRI. FDRI MAKES AND PRODIGY RECEIVES NO WARRANTY, EXPRESS OR IMPLIED, EXCEPT AS SET FORTH IN SECTIONS 6.1, 6.2 AND 6.3 HEREOF, AND THERE ARE EXPRESSLY EXCLUDED ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR REMEDIES PURSUANT TO SECTION 6.1 OF THIS AGREEMENT, FDRI SHALL HAVE NO LIABILITY WITH RESPECT TO OBLIGATIONS UNDER THIS AGREEMENT FOR INCIDENTAL, CONSEQUENTIAL, OR EXEMPLARY DAMAGES, EVEN IF FDRI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.   TERM OF AGREEMENT

7.1 Original Term. This Agreement is effective from the date hereof and, unless sooner terminated in accordance with Section 2.2.2.1 or 2.2.2.2, shall expire at the end of the fifth Processing Year, unless renewed in accordance with the terms hereof ("Original Term").

     "Processing Year" means the twelve (12) month period commencing on the first day of Processing Year 1 and on each anniversary of such date during the Original Term or any Renewal Period of this Agreement. Processing Year 1 shall begin on January 1, 1992.

                                       55                           CONFIDENTIAL

                                                                  Contract #3284


7.2  Automatic Renewal. This Agreement shall automatically be extended for two
     (2) additional Processing Years (i.e., the Renewal Period), unless sooner terminated pursuant to Section 2.2.2.1 or 2.2.2.2.

8.   CONFIDENTIAL NATURE OF DATA

8.1 Return of Data. It is understood that the data and information contained in the files maintained by FDRI on behalf of PRODIGY are the sole and exclusive property of PRODIGY. Such data shall be deemed to constitute Confidential Information within the meaning of the Confidentiality Agreements between the parties dated June 5, 1986 and August 8, 1991, which agreements shall remain in effect during the term of this Agreement, including renewals hereof. FDRI agrees that in view of the confidential nature of the information regarding the members of PRODIGY contained in the documents and files which it is required to prepare, process or maintain under this Agreement, FDRI shall perform its duties in such a manner as to prevent the disclosure to any persons not having a need to know or not employed or contracted by FDRI at its EDP Center of any such documents or other information proprietary or confidential to PRODIGY. In addition, FDRI shall perform processing services under this Agreement so as not to violate or cause PRODIGY to violate the PRODIGY Policy on Protecting Member

                                       56                           CONFIDENTIAL
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                                                                  Contract #3284


     Privacy attached as Exhibit 14 Section 5 of this Agreement. FDRI further agrees to return to PRODIGY upon termination or expiration of this Agreement or upon written request from PRODIGY all or any proprietary information or Confidential Information, provided that PRODIGY agrees to reimburse FDRI for all costs, including postage, of returning such data. FDRI acknowledges and agrees that it shall have no right to access the contents of the data it stores and processes on behalf of PRODIGY other than for purposes of providing services to PRODIGY pursuant to this Agreement. Notwithstanding the foregoing, FDRI and PRODIGY may disclose the existence of this contractual relationship for purposes of disclosing that PRODIGY is a customer of FDRI and that FDRI is providing services to PRODIGY with prior written approval between the parties.

9.   GENERAL

9.1 Assignment. All the terms and provisions of this Agreement shall be binding upon, will enure to the benefit of, and shall be enforceable by the successors and assigns of FDRI and PRODIGY. Neither party shall assign, transfer, or convey this Agreement without the other party's written consent, which shall not unreasonably be withheld; provided, however, that nothing in this Agreement will be construed to prevent, or to

                                       57                           CONFIDENTIAL
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                                                                  Contract #3284


     require prior approval for, any transfer or succession, whether by operation of law or otherwise, in which the transferee or successor (including any successor partnership of PRODIGY after the withdrawal or substitution of any one or more of its general partners or a partnership or corporation that is wholly owned by PRODIGY or by one or more of its general partners) succeeds to all, or substantially all, of the business and assets of the transferor or predecessor, serving as the transferee or successor agrees to be bound by the terms of this Agreement; provided that notwithstanding any such transfer or succession, the transferor or predecessor shall not be released from any obligations under this Agreement.

9.2 Applicable law. This Agreement shall be governed and construed in accordance with the laws of the State of Nebraska, without regard to its conflict of law rules.

9.3 Waiver. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants, conditions or rights under this Agreement

                                       58                           CONFIDENTIAL
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                                                                  Contract #3284

     shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or right hereunder.

9.4 Entire Agreement. This Agreement, including all Exhibits, which are incorporated and made a part hereof, sets forth all of the promises, agreements, conditions and understandings between the parties respecting the subject matter hereof and supersedes all negotiations, conversations, discussions, correspondence, memorandums and agreements between the parties concerning such subject matter.

9.5 Notice. Any notice required to be given by PRODIGY to FDRI shall be sent to:


                                 First Data Resources Inc.
                                 7301 Pacific Street
                                 Omaha, Nebraska  68114
                                 Attention:  Vice President, Client Services
                                             Cable Services Group

     and any notice required to be given by FDRI to PRODIGY shall be given to:

                                       59                          CONFIDENTIAL
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                                                                  Contract #3284

                            Prodigy Services Company
                            445 Hamilton Avenue
                            White Plains, New York 10601
                            Attention: Vice President,
                            Systems Operations and Telecommunications.

     All such notices shall be given in writing by certified mail, return receipt requested and shall be deemed given on the date shown on the applicable return receipt. Either party may change its address or addressee set forth above by giving the other notice of such change in accordance with the provisions of the section.

9.6 Headings. The title or headings of various paragraphs, Sections and Articles hereof are intended solely for convenience of reference and shall not be construed for any purpose whatsoever to modify or explain or place any construction upon any of the provisions of this Agreement.

9.7 Modification. This Agreement may not be amended, changed, modified or altered except in writing and signed by the appropriate authority for both parties.

9.8 Representations. PRODIGY represents to FDRI that it is a partnership between International Business Machines and


                                        60                          CONFIDENTIAL
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                                                                  Contract #3284


     Sears Roebuck & Company established under the laws of the State of New York, and it has full authority to enter into and fully perform this Agreement. FDRI represents that it is a corporation established under the laws of the State of Delaware, and it has full authority to enter into and fully perform this Agreement.

9.9 Designated Representative. Each corporation or partnership which is a party to this Agreement shall designate, in writing, a representative who shall be authorized to act under this Agreement, for and on behalf of such party. Any act, approval or consent of a representative so designated shall be deemed to be the act, approval or consent of the party which designated such representative and the other party to this Agreement shall not be required to inquire into the authority of such representative as to such act, approval or consent on behalf of the party which designated such representative. Any party may designate an alternate representative to act for it if its primary representative is unavailable, and any act, approval or consent of the alternate representative so designated shall have the same force and effect as any act, approval or consent of the primary representative, and the other party to this Agreement shall not be required to inquire as to the unavailability of the primary representative. Any such representative may be replaced by a successor representative by notice to the other party and designation of a substitute

                                       61                           CONFIDENTIAL
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                                                                  Contract #3284


     for such representative. Until further notice, the designated representatives of the parties shall be:

              For FDRI                     Designee: Jim Coury

                                           Alternate: Ken Jenkins

              For PRODIGY                  Designee: Gerry Mueller

                                           Alternate: Jerry Laubhan


     Upon execution of this Agreement by both parties in duplicate, with each being an original, this Agreement shall be effective as of January 1st, 1992.

FIRST DATA RESOURCES INC.                  PRODIGY SERVICES COMPANY




By: /s/ Jay A. Oxton                       By: /s/ Ross S. Glatzer
        -------------------------------       -----------------------------


Name: Jay A. Oxton                         Name: Ross S. Glatzer
      ---------------------------------         ---------------------------

Title: President - Cable Services Group    Title: President & CEO
       --------------------------------          --------------------------

Date: 12/30/92                             Date: 12/23/92
      ---------------------------------         ---------------------------

                                                   [SEAL APPEARS HERE]

                                       62                           CONFIDENTIAL
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                                                              CONTRACT #3284


                      CONSENT TO ASSIGNMENT AND DELEGATION

     Reference is made to that certain Software Development and Processing Services Agreement by and between FIRST DATA RESOURCES INC., ("FDR") and PRODIGY SERVICES COMPANY (the "Undersigned") with an effective date of January 1, 1992, as the same may thereafter have been amended, modified or supplemented (such contact and any and all amendments, modifications, or supplements thereto being referred to collectively hereafter as the "Agreement").

                                   WITNESSETH:

     WHEREAS, FDR desires to assign all of its rights and interests in, and to delegate all of its duties and obligations under, the Agreement to Cable Services Group, Inc., a wholly-owned subsidiary of FDR ("CSG").

     WHEREAS, by submission of this Consent to Assignment and Delegation, FDR hereby notifies the Undersigned of FDR's intent to assign its rights and interests in, and to delegate all of its duties and obligations under, the Agreement to CSG.

     NOW, THEREFORE, pursuant to the terms of the Agreements, by execution hereof, the Undersigned consents to the assignment by FDR of all of FDR's rights and interests in, and delegation of duties and obligations under, the Agreement to CSG, which assignment is to be effective as of January 1, 1994.


                                       PRODIGY SERVICES COMPANY


                                       By: /s/ [ILLEGIBLE SIGNATURE]
                                          --------------------------------------

                                       Title:  Vice President, Marketing & Sales
                                             -----------------------------------
DATE: 7/18/94
     ----------------

                                       [SEAL APPEARS HERE]

         [Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]


                                 FIRST AMENDMENT
                                       TO
                            SOFTWARE DEVELOPMENT AND
                          PROCESSING SERVICES AGREEMENT
                                     BETWEEN
                                CSG SYSTEMS, INC.
                                       AND
                          PRODIGY SERVICES CORPORATION

     This First Amendment (the "Amendment") is executed this 27th day of October, 1996, and is made by and between CSG Systems, Inc., a Delaware corporation ("CSG"), formerly Known as Cable Services Group, Inc., as successor in interest to First Data Resources, Inc. and Prodigy Services Corporation, a Delaware corporation, as successor in interest to Prodigy Services Company ("PRODIGY"). CSG and PRODIGY entered into a certain Software Development and Processing Services Agreement dated January 1, 1992 (the "Agreement"), and now desire to amend the Agreement in accordance with the terms and conditions set forth in this Amendment. If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control. Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment, shall have the meaning set forth in the Agreement. Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment. Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

IN CONSIDERATION of the above, CSG and PRODIGY agree as follows:

1. Section 7.1 of the Agreement is amended to add eighteen months to the Original Term of the Agreement. The Original Term of the Agreement shall expire on June 30, 1998.

2. Section 7.2 of the Agreement is deleted and replaced with the following:

This Agreement shall automatically be extended eighteen months (the "Renewal Period"), unless PRODIGY provides CSG with written notice by January 2, 1998, that it does not wish for such Renewal Period to take effect, in which case the Agreement shall terminate at the end of the Original Term on June 30, 1998.

3. Effective January 1, 1997, Section 17.1 of Exhibit 17 is deleted and replaced with the following:

CSG agrees that the monthly Processing Fees include processing of data received from PRODIGY and Third Parties selected by PRODIGY. PRODIGY agrees to pay CSG Processing Fees of [**].

4. Effective January 1, 1997, Section 1.1.7 of the Agreement is amended to provide that PRODIGY shall pay CSG [**] from the SMS Enhancement and Maintenance Team. If the number of hours provided by the SMS Enhancement and Maintenance Team exceeds [**] in any one month, PRODIGY shall be billed for additional hours incurred in that month at the rate of [**] per hour. Beginning on the first day of the calendar month following sixty (60) days written notice from PRODIGY, PRODIGY shall pay CSG [**] hours of service per month from the SMS Enhancement and Maintenance Team. If the number of hours provided by the SMS Enhancement and Maintenance Team exceeds [**] in any one month, PRODIGY shall be billed for additional hours incurred in that month at the rate of [**] per hour. Once PRODIGY has decreased the minimum number of hours of service provided by the SMS Enhancement and Maintenance Team as described above, it may not make any further modifications to the minimum number of hours of service to be provided by the SMS Enhancement and Maintenance Team. Additionally, the first full paragraph on page 9 of the Agreement shall be deleted and replaced with "The SMS Enhancement and Maintenance Team personnel shall consist of one-third of a project manager, one analyst, four programmers and one tester." Furthermore the last two sentences of this Section shall be deleted and replaced with "Any additional personnel for the SMS Enhancement and Maintenance Team requested by PRODIGY and agreed to by CSG will be billed to PRODIGY at the rate of [**] per hour if PRODIGY is paying [**] for the SMS Enhancement and Maintenance Team and [**] per hour if PRODIGY is paying [**] for the SMS Enhancement and Maintenance Team."

         [Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]


5. The first sentence of Section 2.2.3 of the Agreement is deleted and replaced with the following:

PRODIGY agrees that during each Processing Year of the Original Term and any Renewal Period, PRODIGY shall pay, or be responsible for payment of Processing Fees to CSG in an amount equal to at least [**] per month ("Minimum Fees").

6. CSG shall be PRODIGY's sole and exclusive external provider of billing services in the United States. PRODIGY shall continue to build software as required to process and interface with CSG in connection with the services provided to PRODIGY by CSG under this Agreement. PRODIGY shall not sell, license or otherwise transfer to any third party any rights to use any of the software created by PRODIGY in connection with this Agreement, but shall be free to use it for its own account.


THIS AMENDMENT is executed on the day and year first shown above.

CSG SYSTEMS, INC. ("CSG")                  PRODIGY SERVICES CORPORATION
                                           ("PRODIGY")

By: /s/ [ILLEGIBLE SIGNATURE]              By: /s/ [ILLEGIBLE SIGNATURE]
   --------------------------------           ---------------------------------
Title:  President                          Title:  CEO
      -----------------------------              ------------------------------
Date: 11/25/96                             Date: 11/21/96
     ------------------------------             -------------------------------

            CSG SYSTEMS INC.
            ----------------
              Approved as                         APPROVED PRODIGY
              to form and                         GENERAL COUNSEL
               legality
               11/23/96                              11/21/96
            LAW DEPARTMENT                        ---------------

                                            [LETTERHEAD OF PRODIGY APPEARS HERE]

         [Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]


February 19, 1997


Mr. Craig Graeve
CSG Systems, Inc.
2525 N. 117th Ave.
Omaha, NE 68164

Dear Craig,

Pursuant to Section 4. of the "FIRST AMENDMENT TO SOFTWARE DEVELOPMENT AND PROCESSING SERVICES AGREEMENT BETWEEN CSG SYSTEMS, INC. AND PRODIGY SERVICES CORPORATION" executed October 27, 1996, this letter serves as written notice that Prodigy Services Corporation hereby exercises its option to reduce the minimum number of hours of service provided under the agreement by the SMS Enhancement and Maintenance Team from [**] hours per month to [**] hours per month. This reduction shall take effect on May 1, 1997, which is this first day of the calendar month which follows sixty days from the date of this notice.

Please note that any hours in excess of the minimum number of hours of service provided to Prodigy by the SMS Enhancement and Maintenance Team must be authorized by Prodigy in writing.




Sincerely,


/s/ John M. Filepp


John M. Filepp
Senior Manager, Financial Systems






cc: E. Godshalk

         [Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]


                                SECOND AMENDMENT
                                       TO
                            SOFTWARE DEVELOPMENT AND
                          PROCESSING SERVICES AGREEMENT
                                     BETWEEN
                                CSG SYSTEMS, INC.
                                       AND
                          PRODIGY SERVICES CORPORATION

This Second Amendment (the "Amendment") is executed this 31st day of December, 1997, and is made by and between CSG Systems. Inc., a Delaware corporation ("CSG") and Prodigy Services Corporation, as successor in interest to Prodigy Services Company ("PRODIGY"), CSG and PRODIGY entered into a certain Software Development and Processing Services Agreement dated January 1, 1992, (the "Agreement") and that certain First Amendment thereto dated October 27, 1996 (the "First Amendment"), and now desire to amend the Agreement and the First Amendment in accordance with the terms and conditions set forth in this Amendment. If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement or the First Amendment, the terms and conditions of this Amendment shall control. Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment, shall have the meaning set forth in the Agreement. Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment. Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG and PRODIGY agree as follows:

1. The Original Term of the Agreement shall be extended until June 30, 2001.
Section 2 of the First Amendment and Section 7.2 of the Agreement are deleted, and, except as provided in paragraph 2 below, any renewal of the Agreement's term shall be mutually agreed upon by CSG and PRODIGY. After the second anniversary of the date of this Amendment, PRODIGY may convert from the SMS System to another billing system of CSG, upon terms mutually agreed upon by CSG and PRODIGY and subject to CSG's then current prices.

2. PRODIGY shall have an option to extend the Original Term of the Agreement until June 30, 2003; provided, however, that PRODIGY shall notify CSG in writing of its intent to exercise its right under this paragraph 2 within ninety (90) days of the date of execution of this Amendment.

3. The first Sentence of Section 6 of the First Amendment shall be deleted in its entirety and replaced with the following:

     CSG shall be PRODIGY's sole and exclusive provider of billing services for Prodigy Internet and Prodigy Classic Services in the United States. "Billing services" refers only to the membership plans billed directly to Prodigy Internet and Prodigy Classic Services members; it does not include premium services (e.g., games, specialized

   CONFIDENTIAL AND PROPRIETARY INFORMATION - FOR USE BY AUTHORIZED EMPLOYEES
    FOR THE PARTIES HERETO ONLY AND IS NOT FOR GENERAL DISTRIBUTION WITHIN OR
                       OUTSIDE THEIR RESPECTIVE COMPANIES

        [Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]

     content, merchandise purchases, etc.) offered on those Services or any other billing services unless agreed to in advance in an express writing signed by both parties.

4. The first sentence of Section 1.1.8.2(a)(i) of the Agreement shall be deleted in its entirety and replaced with the following:

     The SMS System developed by FDRI pursuant to this Agreement shall be the sole and exclusive property of FDRI, and, subject to any rights PRODIGY may have to license such System pursuant to this Agreement, PRODIGY acknowledges and agrees that all rights, title and interests in and to the SMS System, including, without limitation maskworks, firmware, computer programs, algorithms, subroutines, methods, processes, concepts, designs, know-how, techniques, data or other information of or concerning the SMS System are and shall remain the sole and exclusive property of FDRI; provided, however, that any Confidential Information of PRODIGY used by FDRI in developing the SMS System shall be subject to the Confidentiality Agreement between the parties dated June 5, 1986. CSG may license or sell the SMS System, including any modules or subsystems of the SMS System, and use the SMS System and any modules or subsystems thereof, to provide data processing services to any third party. PRODIGY shall be entitled to a royalty (the "Royalty") of any license fees to which CSG may be entitled from such third party sales or licenses; provided, however, that PRODIGY shall be entitled to the Royalty only after CSG has fully recovered the Year 2000 Costs (as defined in paragraph 4 below) from license fees under any such third party sales or licenses. The Royalty only shall be equal to [**] of any license fees to which CSG may be entitled (after CSG has recovered such costs as provided above).

5.   The following language shall be added to Section 6.2 of the Agreement:

     Subject to the terms of Section 6.3 and 6.4 below, CSG shall supplement and update the SMS System such that the SMS System shall be capable of reading, interpreting and processing invoices beyond the Year 2000. CSG shall assume all costs (the "Year 2000 Costs") associated with modifying the SMS System such that it operates in accordance with the performance standard contained in this section.

6.   The following language shall be added to Paragraph 3 of the First
     Amendment:

     Between January 1, 1998 and December 31, 1998, PRODIGY's Processing Fees shall be at [**]. If, by [**] PRODIGY has [**] the [**]. Otherwise, Prodigy's [**]. Notwithstanding the foregoing, during the term of this Agreement following December 31, 1999, PRODIGY shall pay Processing Fees adjusted in accordance with Section 2.1.2 of the Agreement. Throughout the term

   CONFIDENTIAL AND PROPRIETARY INFORMATION - FOR USE BY AUTHORIZED EMPLOYEES
    FOR THE PARTIES HERETO ONLY AND IS NOT FOR GENERAL DISTRIBUTION WITHIN OR
                       OUTSIDE THEIR RESPECTIVE COMPANIES

         [Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]


     hereof, Prodigy shall be responsible for minimum monthly fees based upon the applicable Processing Fees pursuant to the terms of this paragraph, multiplied by [**].

THIS AMENDMENT is executed on the day and year first shown above.

CSG SYSTEMS, INC. ("CSG")                       PRODIGY SERVICES
                                                CORPORATION ("PRODIGY")


By: /s/ Joseph T. Ruble                         By: /s/ Audrey J. Parma
   ------------------------------                  -----------------------------

Name:  Joseph T. Ruble                          Name: Audrey J. Parma
     ----------------------------                    ---------------------------

Title: V.P. & General Counsel                   Title: VP, Support Services
      ---------------------------                     --------------------------

   CONFIDENTIAL AND PROPRIETARY INFORMATION - FOR USE BY AUTHORIZED EMPLOYEES
    FOR THE PARTIES HERETO ONLY AND IS NOT FOR GENERAL DISTRIBUTION WITHIN OR
                       OUTSIDE THEIR RESPECTIVE COMPANIES